UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2015

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 7, 2015 (the "Effective Date"), Castle Brands Inc. (the "Company"), and its wholly-owned subsidiary, Castle Brands (USA) Corp. ("CB-USA"), entered into a First Amendment (the "Amendment") to that certain Amended and Restated Loan and Security Agreement (as amended, the "Loan Agreement"), dated as of September 22, 2014, with ACF FinCo I LP ("ACF"), to amend certain terms of the Company’s existing $12,000,000 revolving facility (the "Facility") and the $4,000,000 term loan used to finance the purchase of aged whiskies (the "Bourbon Term Loan") with ACF.

Among other changes, the Amendment increases the maximum amount of the Facility from $12,000,000 to $19,000,000, including a sublimit in the maximum principal amount of $7,000,000 to permit the Company to acquire aged whiskey inventory (the "Purchased Inventory Sublimit") subject to certain conditions set forth in the Loan Agreement. Pursuant to the Amendment, the Company and CB-USA may borrow up to the lesser of (x) $19,000,000 and (y) the sum of the borrowing base calculated in accordance with the Loan Agreement and the Purchased Inventory Sublimit. The Company and CB-USA are permitted to prepay the Facility in whole or the Purchased Inventory Sublimit, in whole or in part, subject to certain prepayment penalties as set forth in the Amendment. The Purchased Inventory Sublimit replaces the Bourbon Term Loan, which was paid in full in the normal course of business. The monthly facility fee remains 0.75% per annum of the maximum principal amount of the Facility (excluding the Purchased Inventory Sublimit). Also, the Company must pay a monthly facility fee of $2,000 with respect to the Purchased Inventory Sublimit until all obligations with respect thereof are fully paid and performed. The Company and CB-USA paid ACF an aggregate $45,000 commitment fee in connection with the Amendment.

In connection with the Amendment, the Company and CB-USA entered into the following ancillary agreements: (i) a Reaffirmation Agreement (the "Reaffirmation Agreement") with (a) certain officers of the Company and CB-USA, including John Glover, the Company’s Chief Operating Officer, T. Kelley Spillane, the Company’s Senior Vice President - Global Sales, and Alfred J. Small, the Company’s Senior Vice President, Chief Financial Officer, Treasurer & Secretary and (b) certain junior lenders to the Company, including Frost Gamma Investments Trust, an entity affiliated with Phillip Frost, M.D., a director and principal shareholder of the Company, Mark E. Andrews, III, a director of the Company and the Company’s Chairman, an affiliate of Richard J. Lampen, a director of the Company and the Company’s President and Chief Executive Officer, an affiliate of Glenn Halpryn, a director of the Company, Dennis Scholl, a former director of the Company, and Vector Group Ltd., a more than 5% shareholder of the Company, of which Richard Lampen is an executive officer, Henry Beinstein, a director of the Company, is a director and Phillip Frost, M.D. is a principal shareholder, which, among other things, reaffirms the existing Validity and Support Agreements by and among each officer, the Company, CB-USA and ACF and (ii) an Amended and Restated Revolving Credit Note ("Revolving Note").

ACF also required as a condition to entering into the Amendment that ACF enter into a participation agreement with certain related parties of the Company, including Frost Gamma Investments Trust, Mark E. Andrews, III, Richard J. Lampen, and Alfred J. Small, to allow for the sale of participation interests in the Purchased Inventory Sublimit and the inventory purchased with the proceeds thereof. The participation agreement provides that ACF's commitment to fund each advance of the Purchased Inventory Sublimit shall be limited to seventy percent (70%), up to an aggregate maximum principal amount for all such advances equal to $4,900,000. Neither the Company nor CB-USA is a party to the participation agreement. However, the Company and CB-USA are party to a fee letter with the junior participants (including the related party junior participants) pursuant to which the Company and CB-USA were obligated to pay the junior participants a closing fee of $18,000 on the Effective Date and are obligated to pay a commitment fee of $18,000 on each anniversary of the Effective Date until the junior participants' obligations are terminated pursuant to the participation agreement.

The foregoing summary is qualified in its entirety by reference to the text of the Amendment, Revolving Note and Reaffirmation Agreement attached hereto as exhibits and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as exhibits to this Report on Form 8-K:
4.1 First Amendment to the Amended and Restated Loan and Security Agreement, dated as of August 7, 2015, by and among ACF FinCo I LP, the Company and Castle Brands (USA) Corp.
4.2 Amended and Restated Revolving Credit Note, dated as of August 7, 2015, in favor of ACF FinCo I LP.
10.1 Reaffirmation Agreement, dated as of August 7, 2015, by and among the Company, Castle Brands (USA) Corp., the officers signatory thereto and certain junior lenders to the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

August 10, 2015	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: SVP, CFO, Treas. & Secretary

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Exhibit Index

Exhibit No.	Description

4.1	First Amendment to the Amended and Restated Loan and Security Agreement, dated as of August 7, 2015, by and among ACF FinCo I LP, the Company and Castle Brands (USA) Corp.
4.2	Amended and Restated Revolving Credit Note, dated as of August 7, 2015, in favor of ACF FinCo I LP.
10.1	Reaffirmation Agreement, dated as of August 7, 2015, by and among the Company, Castle Brands (USA) Corp., the officers signatory thereto and certain junior lenders to the Company.